Exhibit 23.4

Consent of Independent Auditor

We consent to the use in Amendment No. 4 to the Registration Statement (No. 333-269747) on Form S-4 of Vahanna Tech Edge Acquisition I Corp. of our report dated April 19, 2023, relating to the financial statements of National Automobile Club.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ SingerLewak LLP

San Jose, California

August 13, 2023